Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to Registration Statement No. 333-176592 on Form S-4 of Pretium Packaging L.L.C. of our report dated March 9, 2011, relating to the consolidated financial statements of Pretium Packaging L.L.C. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ RubinBrown LLP

St. Louis, Missouri

October 31, 2011